SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 30, 2016

SARATOGA RESOURCES, INC.
(Exact name of registrant as specified in Charter)

Texas	0-27563	76-0314489
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 79962 Houston, Texas 77279
(Address of Principal Executive Offices)(Zip Code)

512-940-1948
(Issuer Telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03

Bankruptcy or Receivership

As previously disclosed, on June 18, 2015, Saratoga Resources, Inc. (“Saratoga” or the “Company”), and four of its subsidiaries and affiliates, Harvest Oil & Gas, LLC (“Harvest Oil”), The Harvest Group, LLC (“Harvest Group”), Lobo Operating, Inc. (“Lobo Operating”) and Lobo Resources, Inc. (“Lobo Resources” and together with Saratoga, Harvest Oil, Harvest Group and Lobo Operating, collectively, the “Debtors”) each filed a voluntary petition in the United States Bankruptcy Court for the Western District of Louisiana (the “Bankruptcy Court”) for reorganization relief under chapter 11 of title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., as amended (the “Bankruptcy Code”).

Confirmation of Plan of Reorganization

On August 30, 2016, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Debtors’ Joint Chapter 11 Plan of Reorganization for Harvest Oil & Gas LLC and Filed Affiliates as of August 30, 2016 (the “Plan”).

Material Features of the Plan

The Plan provides, in general, that:

•

the cash and accounts receivable of the Debtors (“Plan Related Funds”) on hand as of the effective date of the Plan shall be used to pay all holders of allowed administrative claims, allowed professional administrative expense claims and other agreed disbursements set forth in the Plan, the final Cash Collateral Order (the “CCO”) or other agreements between the Debtors, the Unsecured Creditors Committee (the “UCC”) and Energy Reserves Group II, LLC (“ERG”);

•

a Convenience Fund in the amount of $100,000 will be established and distributed to holders of Convenience Claims;

•

a Litigation Trust will be established to hold all assets of the Debtors, other than Excluded Assets (as defined below), and to pursue retained causes of actions, including claims asserted by counsel to the UCC against members of management of the Debtors;

•

proceeds of the Litigation Trust will be distributed pro rata to holders of superpriority claims, Administrative Expense Claims and General Unsecured Claims, provided, however, that ERG has agreed to subordinate the payment of up to $2.6 million to holders of unpaid and allowed Convenience Claims and holders of General Unsecured Claims (excluding deficiency claims of holders of First Lien Notes and Second Lien Notes) and, provided further, that claims asserted by Brian Albrecht and affiliated entities against the amount agreed to be subordinated shall not exceed $600,000;

•

the Debtors shall retain, among other assets, (a) all federal leases in the Gulf of Mexico, state and parish leases in St. Bernard Parish and St. Mary Parish, (b) certain associated operator bonds, and (c) certain associated site specific trust accounts (the “Excluded Assets”);

•

the liens securing the First Lien Notes and Second Lien Notes will be cancelled and, except as otherwise provided in the Plan, all Claims will be discharged and released; and

•

all holders of equity securities of the Debtors will continue to hold such equity securities, without adjustment, upon effectiveness of the Plan.

The Plan is filed herewith as Exhibit 2.1. Capitalized terms used but not defined in this Form 8-K have the meanings set forth in the Plan.

Assets and Liabilities

On August 31, 2016, the Debtors filed with the Bankruptcy Court a Monthly Operating Report for the period beginning July 1, 2016 and ending July 31, 2016 (the “Monthly Operating Report”).  In the Monthly Operating Report, the Debtors reported, as of July 31, 2016, total consolidated assets of $6.7 million and total consolidated liabilities of $223.8 million.

Shares Outstanding and Reserved for Issuance

As of August 31, 2016, the Company had issued and outstanding 30,986,601 shares of common stock.  No shares are reserved for issuance pursuant to the Plan.

Effectiveness of Plan

The Plan provides that it will become effective (the “Effective Date”) upon the satisfaction or waiver of certain conditions precedent, including, but not limited to, the execution and delivery by the parties thereto of all agreements, instruments or other documents necessary to implement the terms and provisions of the Plan.

The Plan became effective on November 2, 2016 (the “Effective Date”).

Cautionary Statement Regarding Monthly Operating Report

The Company cautions investors and potential investors not to place undue reliance upon the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. The Monthly Operating Report is limited in scope, covers a limited time period and has been prepared solely for the purpose of complying with the monthly reporting requirements applicable in the Chapter 11 Cases and is in a format acceptable to the U.S. Trustee. The Monthly Operating Report was not audited or reviewed by independent accountants, was not prepared in accordance with generally accepted accounting principles in the United States, is in a format prescribed by applicable bankruptcy laws, and is subject to future adjustment (which may be material) and reconciliation. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Report is complete. The Monthly Operating Report also contains information that might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.

Item 3.03

Material Modification to Rights of Security Holders

The information provided in Item 1.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Pursuant to the Plan, on and after the Effective Date, Thomas Cooke, Andrew Clifford and Rex White continue in their capacity as directors of the Company and the terms as directors of J.W. Rhea, IV, Kevin Smith and Richard Nevins automatically terminated.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

2.1

Joint Chapter 11 Plan of Reorganization for Harvest Oil & Gas LLC and Filed Affiliates as of August 30, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA RESOURCES, INC.

Dated: November 2, 2016	By:	/s/ Andy Clifford
Andy Clifford
President

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